Second Amendment To
The HP Inc. Severance and
Long-Term Incentive Change in Control Plan
for Executive Officers
As amended and restated effective November 1, 2015

The HP Inc. Severance and Long-Term Incentive Change in Control Plan for Executive Officers (the "Plan"), as amended and restated effective November 1, 2015, is hereby amended, effective for employee notifications occurring on or after December 7, 2016, to add the following to Appendix A for Performance-Adjusted Restricted Stock Units (“PARSUs”) generally granted on or after December 7, 2016.

Performance-Adjusted RSUs (PARSUs) With 2-Part Service Vesting
(Generally granted on or after December 7, 2016)

Assumptions regarding Award design:
The vesting terms of the PARSU Award are as follows:
A portion of Segment 1 of the PARSUs will vest when performance for that segment is certified at the end of the 2-year period, with continued service. The portion becoming vested will depend on performance against Year 1 EPS and 2-year TSR targets, and will range from 0% to 200% of the target number of Segment 1 PARSUs.
A portion of Segment 2 of the PARSUs will vest when performance for that segment is certified at the end of the 3-year period, with continued service. The portion becoming vested will depend on performance against Years 2 and 3 EPS and 3-year TSR targets, and will range from 0% to 200% of the target number of Segment 2 PARSUs.
Upon the Executive Officer's Qualifying Termination prior to the PARSUs becoming 100% vested, the Executive Officer is entitled to "pro rata vesting" of the PARSU Award. In this case, the service period and the performance period for each Segment are the same, as illustrated below:

Applicable Segment	Performance Period	Service Period
Segment 1	Year 1 EPS; 2-year TSR	2 years
Segment 2	Years 2 and 3 EPS and 3-year TSR	3 years

The rules of proration are as follows:
1.     For each Segment, if the Executive Officer's termination of employment occurs prior to the end of the applicable performance period, the PARSU will vest pro rata at the end of the relevant segment, based on the number of full months elapsed from the beginning of the relevant performance period to the date of the Qualifying Termination, divided by the number of months in the relevant performance period.
These rules can be illustrated as follows:

Pro-ration of PARSUs With 2-Segment Performance/Service Periods
Performance-Adjusted RSUs
Termination of Employment	Number of PARSUs Vested
6 months after the beginning of the performance period
Segment 1: 50% (6/12) of the Year 1 EPS shares and 25% (6/24) of the Segment 1 TSR shares that would have been earned become vested at the end of the 2-year performance period.
Segment 2: 0% (0/12) of the Year 2 EPS shares, 0% (0/12) of the Year 3 EPS shares and 16.66% (6/36) of the Segment 2 TSR shares that would have been earned become vested at the end of the 3-year performance period.

12 months after the beginning of the performance period
Segment 1: 100% (12/12) of the Year 1 EPS shares and 50% (12/24) of the Segment 1 TSR shares that would have been earned become vested at the end of the 2-year performance period.
Segment 2: 0% (0/12) of the Year 2 EPS shares, 0% (0/12) of the Year 3 EPS shares and 33.33% (12/36) of the Segment 2 TSR shares that would have been earned become vested at the end of the 3-year performance period.

24 months after the beginning of the performance period
Segment 1: 100% (12/12) of the Year 1 EPS shares and the Segment 1 TSR shares that would have been earned become vested at the end of the 2-year performance period.
Segment 2: 100% of the Year 2 EPS shares that have been earned become vested at the end of the 3-year performance period, 0% (0/12) of the Year 3 EPS shares and 66.67% (24/36) of the Segment 2 TSR shares that would have been earned become vested at the end of the 3-year performance period.

30 months after the beginning of the performance period
Segment 1: Zero (0) additional Year 1 EPS and Segment 1 TSR shares become vested because they became vested automatically at the end of the 2-year performance period.
Segment 2: 100% (12/12) of the Year 2 EPS shares that have been earned become vested at the end of the 3-year performance period, 50% (6/12) of the Year 3 EPS shares and 83.33% (30/36) of the Segment 2 TSR shares that would have been earned become vested at the end of the 3-year performance period.

This Second Amendment is executed this ____ day of November, 2016, to be effective as of the date indicated above.
HP INC.

By: /s/ Tracy S. Keogh

Tracy S. Keogh
Chief Human Resources Officer